EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Instanet, Inc. now VitaCube Systems Holdings, Inc.

Denver, CO—(BUSINESS WIRE)—September 8, 2003—Instanet, Inc. (OTC BB: INST) announced today that it has changed its name to VitaCube Systems Holdings, Inc. (OTC BB: VCBE). VitaCube Systems Holdings, Inc. will be the holding company for VitaCube Systems, Inc. which includes the Professional Sports Division and its newly formed network marketing division, VitaCube Network, Inc. The name change will allow VitaCube to be identified with its well-known and fast growing product lines.

VitaCube Systems Holdings, Inc., is a provider of high quality meal replacement powder and premium nutritional dietary supplements. VitaCube products are sold through three main marketing channels—Direct to Consumer, Television and Radio, and Network Marketing. VitaCube products are not sold in grocery or mass-market retail stores.

Having formulated its products in 2000 and 2001, VitaCube began sales of its products to the public in 2002. VitaCube’s products and other information concerning VitaCube are described on VitaCube’s website at www.v3s.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including prospects for VitaCube’s distribution network. Actual results may differ from those discussed in such forward-looking statements.

Contact:	Instanet, Inc., Denver Colorado Gordon Burr, Executive Vice President, Business Development – (303) 316-8577 x222